Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated April 8, 2009, relating to the financial statements of DAM Holdings, Inc. (fka Hybrid Dynamics Corporation) as of December 31, 2008, and for the periods then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008,  which is incorporated by reference in the Company’s Registration Statement on Form S-8.

Gruber & Company, LLC
Lake St. Louis, MO
April 8, 2009